Annual Report

Cover Page

Name of issuer:

Eliot's Adult Nut Butters LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: OR

Date of organization: 10/24/2013

Physical address of issuer:

39 NE Thompson St.
Portland OR 97212

Website of issuer:

http://eliotsadultnutbutters.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$77,536.62	$90,412.55
Cash & Cash Equivalents:	$2,707.69	$16,222.00
Accounts Receivable:	$25,300.11	$8,976.00
Short-term Debt:	$66,202.39	$87,643.00
Long-term Debt:	$129,644.19	$84,886.00
Revenues/Sales:	$304,690.58	$252,904.94
Cost of Goods Sold:	$170,675.57	$149,633.82
Taxes Paid:	$0.00	$0.00
Net Income:	($117,451.52)	($40,099.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Eliot's Adult Nut Butters LLC

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Michael Kanter	CEO	Michael's Adult Nut Butters	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michael Kanter	Founder	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Michael Kanter	Michael Kanter owns 100% of the business as a Single Member LLC.	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Limited Operational History under current business model. There can be no assurances that the company will be able to achieve and sustain the necessary cash flow to conduct day to day operations.
>
> Price fluctuations in nut and seed markets
>
> No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability.
>
> While a shelf-stable product, growth will require us to tie more money up in inventory, leaving fewer funds available for operational expenses.

Product recalls can happen and may be a result of an issue down the supply chain that we couldn't account for but will still be liable. We are insured but a recall could be devastating for the business.

Disproportionate revenue among current customers. Even with comprehensive account managing, there can be no assurances that we will be able to sustain accounts which represent the highest proportion of income until new accounts are found and maintained.

Intense competition. Nut Butters are a rapidly growing and increasingly competitive market.

Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.

Lack of liquidity. The time between which sales are generated and cash is received can potentially create a cash flow problem with fewer funds available for daily operations.

Forecasting growth can be tricky and may leave us with too much money tied up in inventory if not done accurately.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Wefunder Investors
Issue date	11/21/17
Amount	$89,037.00

5% of net revenues is used to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in the offering. The company will make payments to the investors quarterly, starting April 1, 2018.

The company will continue payments until investors have received 1.5x their principle investment (the repayment amount).

Personal HELOC loan to the business at 4.95% interest. Amount owed as of 07/23/2017 is $51,175.37. The line closes in 7 years if not paid off.

Second personal loan referenced is for $20,000. It is paid of in fixed weekly payments of $487.08

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Michael Kanter (CEO) has issued a personal HELOC loan to the business at 4.95% interest. Amount owed as of 07/23/2017 is $51,175.37. The line closes in 7 years if not paid off.

He also issued a second personal loan for $20,000. It is paid of in fixed weekly payments of $487.08

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a small batch, savory nut butter company delivering the most flavorful peanut butter you've ever had. We create high-quality, unique, and versatile nut butters that can be used not only in your classic PB&J but in your Asian stir-fry, your chicken glaze, homemade ice cream, and more. We're creating high-quality, chef-inspired nut butters that allow adults to indulge in a familiar food that also feeds their evolving tastes and demands.

We make grown-up flavors to capitalize on the fastest growing category in grocery: peanut butter. Two thirds of all peanut butter in the U.S. is consumed by adults—that's where we come in. We're tackling the $4B nut and seed butter industry by addressing the other half of your taste buds with savory, bold flavors. Thanks to our robust flavors, we've been named one of Food & Wine's "Must Buy Condiments" and are now in talks with Fred Meyer to add our nut butters to 186 more stores.

Milestones

Eliot's Adult Nut Butters LLC was incorporated in the State of Oregon in October 2013.

Since then, we have:

- $1 billion peanut butter industry; 2/3 of all peanut butter is consumed by adults.

- Winner of both the silver and bronze medals from the 2017 Specialty Food Association sofi awards in the nut and seed butter category.

- Sales partners include Safeway, Amazon, World Market, and Whole Foods.

- 50% wholesale margins.

- 2017 sales up 87% year over year and projected to be up 120%.

- Adding over 500 stores this year with brands like Fred Meyer, Albertsons, Fresh Market and Wegmans.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $304,690.58 compared to the year ended December 31, 2017, when the Company had revenues of $252,904.94. Our gross margin was 43.98% in fiscal year 2018, compared to 40.83% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $77,536.62, including $2,707.69 in cash. As of December 31, 2017, the Company had $90,412.55 in total assets, including $16,222 in cash.

- *Net Loss.* The Company has had net losses of $117,451.52 and net losses of $40,099 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $195,846.58 for the fiscal year ended December 31, 2018 and $172,529 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $89,037 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Eliot's Adult Nut Butters LLC cash in hand is $2,707.69, as of December 2018. Over the last three months, revenues have averaged $32,924.43/month, cost of goods sold has averaged $26,373/month, and operational expenses have averaged $33,038.09/month, for an average burn rate of $26,486.66 per month. Our intent is to be profitable in 0 months.

Adding outside sales teams for both Amazon and chains outside PNW increased overhead as well as sales. Costs for those have not been exceeded by dollars brought in as they are long term investments, some of which we are seeing the fruits of their labor. Also moving to co-packer has increased our COGS though we've already seen some cost savings and more to come with volume.

Revenues will continue to go up as we continue to add stores across the country while our new products will lead to greater sales as we cut our bottom two performers with products that have potential to be top perfoming products.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Michael Kanter, certify that:

(1) the financial statements of Eliot's Adult Nut Butters LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Eliot's Adult Nut Butters LLC included in this Form reflects accurately the information reported on the tax return for Eliot's Adult Nut Butters LLC filed for the fiscal year ended 2016.

Michael Kanter
CEO

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://eliotsadultnutbutters.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements


NUT BUTTERS
HARISSA
CASHEW BUTTER
THE BOLDER NUT BUTTER

ELIOT'S ADULT NUT BUTTERS

2018 Report

Dear investors,

While there were many successes this year, included sales being up and big strides in our sales and presence in Amazon, sales growth was not as robust as intended. We also had to abandon a co-packer after the initial run with meant time and some sunk costs were lost in the process. We also were approached by three serious investors to look at taking equity stake, including a smaller firm and two specialty food businesses with revenues in the $20-50 million dollar range. A fourth potential partner is still being explored. Much of last year was challenges and unrealized potential while also learning a lot about what's working and what needs to be tweaked.

We need your help!

Need help with getting the word out about products to local, regional and national chains. Need help with logisitics/freight as well our online presence for SEO, marketing and our social media. There is countless things that I need help with and part of my focus this year is finally bringing in more help to take things off my plate and even better set us for success and growth as we develop and launch new flavors this year and hopefully squeeze packs as well.

Sincerely,

Michael Kanter
CEO

Our Mission

We make grown-up flavors to capitalize on the fastest growing category in grocery: peanut butter. Two thirds of all peanut butter in the U.S. is consumed by adults—that's where we come in. We're tackling the $4B nut and seed butter industry by addressing the other half of your taste buds with savory, bold flavors. Thanks to our robust flavors, we've been named one of Food & Wine's "Must Buy Condiments" and are now in talks with Fred Meyer to add our nut butters to 186 more stores.

See our full profile

How did we do this year?

Report Card

B-

The Good

Overall sales up 20% year over year with 10 straight quarters of YoY growth.

Amazon sales up 353% year over year and direct website sales also up 11% YoY.

Added key accounts Lowes Foods, Cost Plus World Market, Vitacost, Mother's Market bringing store count to over 600

The Bad

Made a push in the midwest to add stores and did not close any of the key accounts we were going after there

Many accounts we had thought we would domino did not come to fruition and as such sales lagged behind projections

With rising costs to sell more product, we didn't offset these spends with sales to justify the expenditures.

2018 At a Glance

January 1 to December 31



$$$$

$304,691 +20%
Revenue



-$117,452
Net Loss



IOU!

$66,202 [24%]
Short Term Debt



$0
Raised in 2017



$2,708
Cash on Hand

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a small batch, savory nut butter company delivering the most flavorful peanut butter you've ever had. We create high-quality, unique, and versatile nut butters that can be used not only in your classic PB&J but in your Asian stir-fry, your chicken glaze, homemade ice cream, and more. We're creating high-quality, chef-inspired nut butters that allow adults to indulge in a familiar food that also feeds their evolving tastes and demands.

We make grown-up flavors to capitalize on the fastest growing category in grocery: peanut butter. Two thirds of all peanut butter in the U.S. is consumed by adults—that's where we come in. We're tackling the $4B nut and seed butter industry by addressing the other half of your taste buds with savory, bold flavors. Thanks to our robust flavors, we've been named one of Food & Wine's "Must Buy Condiments" and are now in talks with Fred Meyer to add our nut butters to 186 more stores.

Milestones

Eliot's Adult Nut Butters LLC was incorporated in the State of Oregon in October 2013.

Since then, we have:

- $1 billion peanut butter industry; 2/3 of all peanut butter is consumed by adults.
- Winner of both the silver and bronze medals from the 2017 Specialty Food Association sofi awards in the nut and seed butter category.
- Sales partners include Safeway, Amazon, World Market, and Whole Foods.
- 50% wholesale margins.
- 2017 sales up 87% year over year and projected to be up 120%.
- Adding over 500 stores this year with brands like Fred Meyer, Albertsons, Fresh Market and Wegmans.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $304,690.58 compared to the year ended December 31, 2017, when the Company had revenues of $252,904.94. Our gross margin was 43.98% in fiscal year 2018, compared to 40.83% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $77,536.62, including $2,707.69 in cash. As of December 31, 2017, the Company had $90,412.55 in total assets, including $16,222 in cash.
- *Net Loss.* The Company has had net losses of $117,451.52 and net losses of $40,099 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $195,846.58 for the fiscal year ended December 31, 2018 and $172,529 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $89,037 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Eliot's Adult Nut Butters LLC cash in hand is $2,707.69, as of December 2018. Over the last three months, revenues have averaged $32,924.43/month, cost of goods sold has averaged $26,373/month, and operational expenses have averaged $33,038.09/month, for an average burn rate of $26,486.66 per month. Our intent is to be profitable in 0 months.

Adding outside sales teams for both Amazon and chains outside PNW increased overhead as well as sales. Costs for those have not been exceeded by dollars brought in as they are long term investments, some of which we are seeing the fruits of their labor. Also moving to co-packer has increased our COGS though we've already seen some cost savings and more to come with volume.

Revenues will continue to go up as we continue to add stores across the country while our new products will lead to greater sales as we cut our bottom two performers with products that have potential to be top perfoming products.

Net Margin: -39%

Gross Margin: 44%

Return on Assets: -151%

Earnings per Share: $-Infinity

Revenue per Employee: $152,345

Cash to Assets: 3%

Revenue to Receivables: 1,204%

Debt Ratio: 253%

Tax_File_2016.pdf

Eliot_s_Adult_Nut_Butters_Financial_Statements_2016-watermark.pdf

Schedule_C_2016.pdf

BalanceSheet_12-31-2017.pdf

Eliot_s_Adult_Nut_Butters_Financial_Report_2017.pdf

ProfitandLoss_2017.pdf

StatementofCashFlows_2017.pdf

Eliot_s_Adult_Nut_Butters_Financial_Report_2018.pdf

Eliot_s_BalanceSheet_12-31-2018.pdf

Eliot_s_ProfitandLoss_2018.pdf

Eliot_s_StatementofCashFlows_2018.pdf

We ❤ Our 94 Investors

Thank You For Believing In Us

Ken Stewart
Jonathan Anders
Mark Lee Adleman
John Deniston
Michael Thome
Riel Cruz
Matthew T Sorensen
Jamie Cha
Ej Cortez
Daniel Chan
David Brown
Joseph Held
Longkill Group LLC
Frank Turner
Stanley. Evans
Mary Jasionowski
Dan Kanter
John Contarino
Jamison Wiggins
Lenny Gotter
Ken Stewart
Aviva Sherman Boggs
Patricia Arnold Carney
Bryan Locascio
Trasey Green
Brett Grossman
Joseph CHRISTY
Doris Munson
Michele Chinsky
Kirsten Ringen
Karen Sigley
Uri Pachter
Marcy Sacks
Vallery Markel
Joel Filoteo
Marek Nenadal
Gregg Johnson
Anna Varvara Makra
Larry Nicholson
Muhammad Arbi
Justin Davis
Zaheer A Zaidi
Kevin Kidwell
Arlen Mifflin
Corrie Yackulic
Lindsey Ross
Tristan Moriarty
Holden Karnofsky
Dave Yewell
Kevin Frawley
Sharon Shemtov
Christopher Wrocklage
Konni Black
Donald H Glockner
Anna Wright
Victoria V. MARTA
Brian Loughry
Deborah Kanter
Joel Kanter
Chris Keenan
Jane Stuart
Miguel Cruz
Robert Noack
Stewart Witt
Steve Brownstone
Bethany Beem
John Reilly
Randy Carver
Roberta Frissell
Kenan Jaffe
Marla Baker
Matt Meshulam
Mike Mills
Jason Cohen
Lauren Brownstone
Larry Pachter
Avram Pachter
Edgardo Pina
Marcy Goldman
Mary Petras
Ron Nelson
Ellen Goldman Kanter
Hoyoon Nam
Kevin Leavey
William Tehero
Mohammed Sattar
Tushar Patel
Gabriella Lee
Edward J. Reed
David Hanson
Steven P Larky
Patricia Osbourn

Keante Hendricks
Brett Davidson

Thank You!

From the Eliot's Adult Nut Butters Team


in

Michael Kanter
CEO

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Michael Kanter	CEO @ Michael's Adult Nut Butters	2013

Officers

OFFICER	TITLE	JOINED
Michael Kanter	Founder	2013

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Michael Kanter		100.0%

Past Equity Fundraises

None.

Outstanding Debts

LENDER	ISSUED	AMOUNT	OUSTANDING	INTEREST	MATURITY	CURRENT?
Wefunder Investors	11/21/2017	$89,037		%		

Related Party Transactions

Michael Kanter (CEO) has issued a personal HELOC loan to the business at 4.95% interest. Amount owed as of 07/23/2017 is $51,175.37. The line closes in 7 years if not paid off.

He also issued a second personal loan for $20,000. It is paid of in fixed weekly payments of $487.08

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

Forecasting growth can be tricky and may leave us with too much money tied up in inventory if not done accurately.

Product recalls can happen and may be a result of an issue down the supply chain that we couldn't account for but will still be liable. We are insured but a recall could be devastating for the business.

Lack of liquidity. The time between which sales are generated and cash is received can potentially create a cash flow problem with fewer funds available for daily operations.

Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.

Intense competition. Nut Butters are a rapidly growing and increasingly competitive market.

Disproportionate revenue among current customers. Even with comprehensive account managing, there can be no assurances that we will be able to sustain accounts which represent the highest proportion of income until new accounts are found and maintained.

While a shelf-stable product, growth will require us to tie more money up in inventory, leaving fewer funds available for operational expenses.

No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability.

Price fluctuations in nut and seed markets

Limited Operational History under current business model. There can be no assurances that the company will be able to achieve and sustain the necessary cash flow to conduct day to day operations.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase. A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders. Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company. The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability. Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;

- to an accredited investor;

- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

Company

Eliot's Adult Nut Butters LLC

- Oregon Limited Liability Company
- Organized October 2013
- 2 employees

39 NE Thompson St.
Portland OR 97212

http://eliotsadultnutbutters.com/

Business Description

Refer to the Eliot's Adult Nut Butters profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Eliot's Adult Nut Butters is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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SPICY THAI PEANUT BUTTER
THE BOLDER NUT BUTTER
NUT BUTTERS
GARAM MASALA PEANUT BUTTER
THE BOLDER NUT BUTTER
NUT BUTTERS
HONEY CHIPOTLE PEANUT BUTTER
HARISSA CASHEW BUTTER
THE BOLDER NUT BUTTER

Michael Kanter

Founder at Eliot's Adult Nut Butters

Eliot's Adult Nut Butters • Beloit College

Portland, Oregon • 280

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Founder of Eliot's Adult Nut Butters. Name any aspect of the business and I do it. As a small business I wear many hats and love every minute of it.

Media (1)


ELIOT'S ADULT NUT BUTTERS
SPICY THAI PEANUT BUTTER
GARAM MASALA PEANUT BUTTER
HONEY CHIPOTLE PEANUT BUTTER

Eliot's Adult Nut Butters

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Experience

Founder
Eliot's Adult Nut Butters
Nov 2013 – Present • 3 yrs 11 mos
Portland, Oregon Area

Founder of a savory flavored nut butter company. I make the boldest and most flavorful nut butters on the market.

Produce Production Specialist
Whole Foods Market
May 2013 – Aug 2014 • 1 yr 4 mos
Portland, Oregon Area

Responsibilities included keeping value added stocked with fresh items, rotating product, anticipating inventory needs and ordering product. Additionally was tasked with streamlining and implementing systems to increase efficiencies and production output.

Grill Cook
Levant
Nov 2012 – Apr 2013 • 6 mos
Portland, Oregon Area

Grill Cook
Ping
Jun 2012 – Dec 2012 • 7 mos
Portland, Oregon Area

Grill Cook
clarklewis
Oct 2011 – Jun 2012 • 9 mos
Portland, Oregon Area

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Education

Beloit College
B.A., Political Science
2002 – 2006

Political Science Major with a focus on International Affairs

Featured Skills & Endorsements

Microsoft Office · 3 — **Mike Whitehead and 2 connections** have given endorsements for this skill

Public Speaking · 3 — **Mia Blankensop and 2 connections** have given endorsements for this skill

Event Planning · 3 — **Sarah Waldbott, MPA and 2 connections** have given endorsements for this skill

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Accomplishments

1 **Language**
Hebrew

Interests

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